Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors

SHF Holdings, Inc.:

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 15, 2022, with respect to the consolidated financial statements of SHF Holdings, Inc. included in its Annual Report on Form 10-K as of and for the year ended December 31, 2021, as filed with the Securities and Exchange Commission.

/s/ Elliott Davis PLLC

Franklin, Tennessee

December 29, 2023